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                                                                   EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors
Harbor Acquisition Corporation


We hereby consent to the use in the Prospectus constituting part of Amendment No. 1 to the Registration Statement on Form S-1 (No. 33-126300) of our report dated June 28, 2005, on the financial statements of Harbor Acquisition Corporation as of June 22, 2005 and for the period from June 20, 2005 (inception) to June 22, 2005 which appears in such Prospectus. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.

/s/ GOLDSTEIN GOLUB KESSLER LLP

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

August 15, 2005